Sutherland Asbill & Brennan LLP
                  Atlanta Austin New York Tallahasee Washington

1275 Pennsylvania Avenue, N.W.                               Tel: (202) 383-0100
Washington, D.C.  20004-2415                                 Fax: (202) 637-3593


STEVEN B. BOEHM
DIRECT LINE: (202) 383-0176
Internet: sboehm@sablaw.com


                                                              March 29, 1999

The Board of Trustees
TIAA-CREF Life Funds
730 Third Avenue
New York, New York 10017-3206

                  Re: TIAA-CREF Life Funds
                      Registration Statement on Form N-1A
                      File Nos. 333-61759 and 811-08961

Ladies and Gentlemen:

                  We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as a part of Post-Effective Amendment No. 1 to the above-referenced registration statement on Form N-1A. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                Sincerely,

                                                SUTHERLAND ASBILL & BRENNAN LLP

                                       By:      /s/ Steven B. Boehm
                                                    ---------------------------
                                                    Steven B. Boehm